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                                                                   EXHIBIT 23.01

FRANK J HARITON ESQ.             ATTORNEY AT LAW
485 MADISON AVENUE, NEW YORK, NEW YORK 10022
TEL: (212) 752-7200  FAX: (212) 752-7058

                                        January 22, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

               Vitafort International Corporation
               Registration Statement on Form S-8
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Gentlemen:

     I have been requested by Vitafort International Corporation, a Delaware corporation (the "Company"), to furnish you with my opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 47,292,058 shares (the "Shares") of the Company's common stock, offered on behalf of the Company in connection with the Company's: (i) 1995 Stock Option Plan; (ii) an Amendment to Employment Agreement and Option Agreement with Mark Beychok; (iii) a Consulting Agreement and Stock Option Agreement between the Company and Joff Pollon; (iv) a Consulting Agreement and Stock Option Agreement between the Company and John O'Neil; (v) a Consulting Agreement and Stock Option Agreement between the Company and Nicholas Konstant; (vi) a Consulting Agreement, an amendment thereto and a Stock Option Agreement between the Company and Chris Furie; (vii) Agreement and Stock Option Agreements between the Company and each of Frank J. Hariton, Larry Brucia, Eloy Ellis, John Coppolino and Mark Beychok; and (viii) an Agreement between the Company and Joseph D. Kowal (each a "Plan" and collectively the "Plans").

     In connection with this opinion, I have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws, the Plans, copies of the records of corporate proceedings of the Company, and such other documents as I have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, I am of the opinion that the Shares, when sold in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Registration Statement and in the prospectus included in the Registration Statement.

                                   Very truly yours,

                                   /s/ FRANK J. HARITON
                                   --------------------------
                                   Frank J. Hariton